SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Exchange Traded Concepts Trust

(Name of Registrant as Specified in Its Charter)

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ETC 6 Meridian Low Beta Equity Strategy ETF

ETC 6 Meridian Mega Cap Equity ETF

ETC 6 Meridian Small Cap Equity ETF

ETC 6 Meridian Hedged Equity-Index Option Strategy ETF

ETC 6 Meridian Quality Growth ETF

each, a series of

EXCHANGE TRADED CONCEPTS TRUST

10900 Hefner Pointe Drive Suite 400

Oklahoma City, Oklahoma 73120

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF INFORMATION STATEMENT

March 28, 2022

As a shareholder of the ETC 6 Meridian Low Beta Equity Strategy ETF, ETC 6 Meridian Mega Cap Equity ETF, ETC 6 Meridian Small Cap Equity ETF, ETC 6 Meridian Hedged Equity-Index Option Strategy ETF, or ETC 6 Meridian Quality Growth ETF, (each, a “Fund” and collectively, the “Funds”), each a series of Exchange Traded Concepts Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to a change in control of the sub-adviser of the Funds. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action.

On December 29, 2021, 6 Meridian LLC, the sub-adviser to the Funds, concluded a transaction with Hightower Holdings, LLC (“Hightower”) pursuant to which Hightower 6M Holding, LLC, a wholly owned subsidiary of Hightower, acquired the assets of 6 Meridian LLC. The transaction caused a change in control of 6 Meridian LLC under the Investment Company Act of 1940 and resulted in the assignment and automatic termination of the sub-advisory agreement between Exchange Traded Concepts, LLC (“ETC”), the Funds’ investment adviser, and 6 Meridian LLC pursuant to which 6 Meridian LLC served as sub-adviser to the Funds (the “Prior Sub-Advisory Agreement”). At a meeting held on December 9, 2021, the Trust’s Board of Trustees approved a new sub-advisory agreement between ETC and Hightower 6M Holding, LLC pursuant to which Hightower 6M Holding, LLC serves as sub-adviser to the Funds under the same terms as provided for in the Prior Sub-Advisory Agreement, including the rate of compensation. Hightower 6M Holding, LLC also does business as “6 Meridian.”

The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that permits the Trust and ETC to hire new sub-advisers and make changes to existing sub-advisory agreements with the approval of the Board, but without obtaining shareholder approval. A condition of this order requires that an Information Statement be made available to the Funds’ shareholders.

By sending you this notice, the Funds are notifying you that they are making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Funds’ website at https://www.6meridianfunds.com/investor-materials. The Information Statement will be available on this website until at least June 26, 2022. To view and print the Information Statement, click on the link to the Information Statement. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Trust in writing at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 or by calling 866-SIXM-ETF (749-6383). The Funds’ most recent annual report and semi-annual report, if applicable, are available upon request, without charge, by contacting the Trust at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120, by calling 866-SIXM-ETF (749-6383), or by visiting the Funds’ website at https://www.6meridianfunds.com.

Only one copy of this notice will be delivered to shareholders of the Funds who reside at the same address, unless the Funds have received instructions to the contrary. If you would like to receive an additional copy, please write to the Trust at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 or call 866-SIXM-ETF (749-6383). Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Trust as indicated above.

If you want to receive a paper or email copy of the Information Statement, you must request one.

There is no charge to you to obtain a copy.

2

ETC 6 Meridian Low Beta Equity Strategy ETF

ETC 6 Meridian Mega Cap Equity ETF

ETC 6 Meridian Small Cap Equity ETF

ETC 6 Meridian Hedged Equity-Index Option Strategy ETF

ETC 6 Meridian Quality Growth ETF

each, a series of

EXCHANGE TRADED CONCEPTS TRUST

10900 Hefner Pointe Drive Suite 400

Oklahoma City, Oklahoma 73120

INFORMATION STATEMENT

March 28, 2022

This Information Statement is for informational purposes only and no action is requested on your part. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being made available to shareholders of ETC 6 Meridian Low Beta Equity Strategy ETF, ETC 6 Meridian Mega Cap Equity ETF, ETC 6 Meridian Small Cap Equity ETF, ETC 6 Meridian Hedged Equity-Index Option Strategy ETF, and ETC 6 Meridian Quality Growth ETF (each, a “Fund” and collectively, the “Funds”), each a series of Exchange Traded Concepts Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Trust has received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Trust and the Funds’ investment adviser, Exchange Traded Concepts, LLC (“ETC”), subject to certain conditions such as approval by the Trust’s Board of Trustees (the “Board”), and without approval by shareholders, to enter into or materially amend a sub-advisory agreement with an unaffiliated sub-adviser.

New Sub-Advisory Agreement with Hightower 6M Holding, LLC

On December 29, 2021, 6 Meridian LLC, the sub-adviser to the Funds, concluded a transaction with Hightower Holdings, LLC (“Hightower”) pursuant to which Hightower 6M Holding, LLC, a wholly owned subsidiary of Hightower, acquired the assets of 6 Meridian LLC (the “Transaction”). The Transaction caused a change in control of 6 Meridian LLC under the Investment Company Act of 1940 (the “1940 Act”) and resulted in the assignment and automatic termination of the sub-advisory agreement dated May 6, 2020, between ETC and 6 Meridian LLC pursuant to which 6 Meridian LLC has served as sub-adviser and provided sub-advisory services to the Funds (the “Prior Sub-Advisory Agreement”).

At a meeting held on December 9, 2021 (the “Meeting”), the Board, including the Trustees who are not “interested persons” of the Trust as defined by the 1940 Act (the “Independent Trustees”), approved a new investment sub-advisory agreement between ETC and Hightower 6M Holding, LLC (the “New Sub-Advisory Agreement”) pursuant to which Hightower 6M Holding, LLC currently serves as sub-adviser to the Funds and provides the same investment sub-advisory services that were provided under the Prior Sub-Advisory Agreement. In addition, the New Sub-Advisory Agreement includes the same terms as provided for in the Prior Sub-Advisory Agreement, including the rate of compensation. Hightower 6M Holding, LLC also does business as “6 Meridian” and is referred to as 6 Meridian below.

Considerations by the Board of Trustees

At the Meeting, the Board considered the approval of the New Sub-Advisory Agreement, noting that it had most recently considered and approved the Prior Sub-Advisory Agreement at its March 12, 2021 meeting. The Board considered and discussed information and analysis provided by ETC and 6 Meridian LLC for the Meeting and over the course of 6 Meridian LLC’s service to the Funds as sub-adviser. At the Meeting, the Board also discussed information provided by 6 Meridian LLC, Hightower, and ETC about the Transaction. The Board considered all factors that it deemed to be relevant. In its deliberations, the Board did not identify any single factor that was paramount or controlling and individual Trustees may have attributed different weights to various factors.  Certain factors considered by the Board are addressed in more detail below.

Nature, Extent, and Quality of Services to be Provided. In considering the nature, extent and quality of the services to be provided by 6 Meridian after the Transaction, the Board considered 6 Meridian’s specific responsibilities in all aspects of day-to-day management of the Funds. The Board noted that such responsibilities would include making investment decisions for the Funds and continuously reviewing and administering each Fund’s investment program, subject to the supervision of ETC and oversight of the Board. The Board considered the qualifications, experience, and responsibilities of 6 Meridian’s investment personnel. The Board also considered the quality of 6 Meridian’s compliance infrastructure and the determination of the Trust’s Chief Compliance Officer that 6 Meridian has appropriate compliance policies and procedures in place. The Board noted that it had been provided with 6 Meridian’s and Hightower’s registration form on Form ADV as well as 6 Meridian’s and Hightower’s responses to a detailed series of questions, which included a description of 6 Meridian’s and Hightower’s operations, service offerings, personnel, compliance program, risk management program, and financial condition. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent, and quality of the services expected to be provided to the Funds by 6 Meridian.

Performance. In connection with the assessment of 6 Meridian’s ability to perform its duties under the New Sub-Advisory Agreement, the Board considered the sufficiency of 6 Meridian’s resources and reviewed 6 Meridian’s overall investment experience, including its experience sub-advising the Funds as 6 Meridian, LLC.

Costs of Services to be Provided and Profitability. The Board reviewed the proposed sub-advisory fee to be paid to 6 Meridian for its services to each Fund, noting that the fee is the same under the New Sub-Advisory Agreement as it is under the Prior Sub-Advisory Agreement. The Board considered the costs and expenses to be incurred by 6 Meridian in providing advisory services and evaluated the compensation and benefits to be received by 6 Meridian from its relationship with the Funds. In light of this information, the Board concluded that the advisory fee appeared reasonable in light of the services to be rendered.

Economies of Scale. The Board considered the potential for economies of scale as each Fund’s assets grow. The Board concluded that, to date, no significant economies of scale had been achieved, and noted that it would have an opportunity to evaluate the extent to which economies of scale are being shared in the future.

Conclusion. No single factor was determinative of the Board’s decision to approve the New Sub-Advisory Agreement on behalf of the Funds; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including the Independent Trustees, determined that the New Sub-Advisory Agreement, including the compensation payable thereunder, was fair and reasonable to the Funds. The Board, including a majority of the Independent Trustees, therefore determined that the approval of the New Sub-Advisory Agreement is in the best interests of the Funds and their respective shareholders.

Information about the Adviser

ETC, located at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 (its primary place of business) and 295 Madison Avenue, New York, New York 10017, serves as the investment adviser to the Funds. ETC was formed in 2009 and provides investment advisory services to other exchange-traded funds. ETC is majority owned by Cottonwood ETF Holdings LLC. The terms of the Funds’ investment advisory agreement with ETC are unaffected by the approval of the New Sub-Advisory Agreement.

Information about Hightower 6M Holding, LLC

6 Meridian, a Delaware limited liability company located at 8301 E 21st St. North, Suite 150, Wichita, Kansas 67206, serves as sub-adviser to the Funds (the “Sub-Adviser”). 6 Meridian is a wholly owned subsidiary of Hightower Holdings, LLC. 6 Meridian is responsible for the day-to-day portfolio management of the Funds and selects each Fund’s investments according to its investment objective, policies and restrictions. 6 Meridian was registered as an investment adviser with the U.S. Securities and Exchange Commission in December 2021, but its predecessor entity, 6 Meridian LLC, had provided investment advisory services to ETC 6 Meridian Low Beta Equity Strategy ETF, ETC 6 Meridian Mega Cap Equity ETF, ETC 6 Meridian Small Cap Equity ETF, and ETC 6 Meridian Hedged Equity-Index Option Strategy ETF since their inception in 2016 and to ETC 6 Meridian Quality Growth ETF since its inception in 2021.

The names and principal occupations of the principal executive officers and the directors of 6 Meridian are listed below:

Name	Principal Occupation
Daniel Jeremy Berg	Director of Finance, 6 Meridian
John Thomas Boyle	Principal, 6 Meridian
Margaret Ann Dechant	Chief Executive Officer, 6 Meridian
Andrew John Mies	Chief Investment Officer, 6 Meridian
Trevor Lawerence Phillippi	Chief Operating Officer, 6 Meridian

Andrew Mies, Ammie Weidner, and Jason Mayers, each of 6 Meridian, serve as portfolio managers of the Funds.

Andrew Mies, CFA® is the Chief Investment Officer for 6 Meridian. Mr. Mies is responsible for overseeing the ongoing research and development of innovative investment solutions for 6 Meridian clients. In 2016, Mr. Mies was one of the founding partners of 6 Meridian LLC, where his life-long dedication to market research and portfolio construction served as the foundation of the firm’s investment philosophy. He served as the chair of the 6 Meridian Investment Committee and also is a member of the Blue Arc/6 Meridian Global Credit Fund Investment Committee. Upon graduating from Georgetown University, he immediately began his career on Wall Street as a research analyst with JP Morgan. After advancing through the investment banking ranks, he leveraged that breadth of experience to join the Kansas City based company, Perfect Commerce, as its CFO. He then returned to Wall Street as a research analyst for the hedge fund Corsair Capital Management.

Ammie Weidner has been with 6 Meridian and 6 Meridian LLC since each entity’s inception in 2021 and 2016, respectively. Prior to 6 Meridian LLC, Ms. Weidner worked with the Kirk, Bahm Group at Morgan Stanley as the team’s discretionary portfolio trader for 10 years. She leads the 6 Meridian Investment Operations team to help create and manage investment products for 6 Meridian clients. She is also the portfolio trader for all discretionary accounts trading over $1.5 billion in assets to date. She has over 17 years of financial experience working within the wirehouse and RIA channels. Ms. Weidner graduated from Wichita State University with a Bachelor of Business Administration degree in finance.

Jason Mayers, CFA®, joined 6 Meridian, LLC in October 2021 as a Senior Associate, Investment Management. Prior to joining 6 Meridian, LLC, Mr. Mayers was a member of the investment grade fixed income research team at Ameritas Investment Partners in Lincoln, NE for 4 years. Previously, Mr. Mayers was an accountant with Cargill, Inc., one of the largest private companies in the world. Mr. Mayers is a CFA charterholder and earned a Master of Investment Management and Financial Analysis degree at Creighton University and a dual B.B.A in Accounting and Finance from Fort Hays State University.

Terms of the New Sub-Advisory Agreement

The terms of the New Sub-Advisory Agreement are the same as the terms of the Prior Sub-Advisory Agreement, including the rate of compensation.

Duration and Termination. The New Sub-Advisory Agreement will remain in effect for a period of two years, unless sooner terminated. After the initial two-year period, continuation of the Sub-Advisory Agreement from year to year is subject to annual approval by the Board, including at least a majority of the Independent Trustees. The New Sub-Advisory Agreement may be terminated without penalty (i) by vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Funds, or by ETC, in each case, upon sixty (60) days’ written notice to 6 Meridian; or (ii) by 6 Meridian upon sixty (60) days’ written notice to ETC and the Board.

Sub-Advisory Fee. For the services 6 Meridian provides, ETC pays 6 Meridian a fee calculated daily and paid monthly at an annual rate of 0.49% on up to $1.5 billion in assets; 0.44% on the next $1 billion in assets; and 0.39% on assets greater than $2.5 billion.

Other Provisions. The New Sub-Advisory Agreement provides that 6 Meridian shall indemnify and hold harmless ETC, the Trust, all affiliated persons thereof, and all controlling persons from and against any and all claims, losses, liabilities or damages (including reasonable attorneys’ fees and other related expenses) arising from or in connection with the performance of 6 Meridian’s obligations under the agreement; provided, however, that 6 Meridian’s obligation shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by ETC, is caused by or is otherwise directly related to ETC’s own willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the reckless disregard of its duties under the agreement. The Sub-Advisory Agreement further provides that ETC shall indemnify and hold harmless 6 Meridian from and against any and all claims, losses, liabilities or damages (including reasonable attorneys’ fees and other related expenses) arising from or in connection with the performance of ETC’s obligations under the agreement; provided, however, that ETC’s obligation shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by, 6 Meridian is caused by or is otherwise directly related to 6 Meridian’s own willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the reckless disregard of its duties under the agreement.

General Information

Other Service Providers. The Trust’s administrator is SEI Investments Global Funds Services, which is located at One Freedom Valley Drive, Oaks, PA 19456. The Funds’ distributor is SEI Investments Distribution Co., which is located at One Freedom Valley Drive, Oaks, PA 19456. Counsel to the Trust is Morgan, Lewis & Bockius LLP, which is located at 1111 Pennsylvania Avenue, NW, Washington, DC 20006.

Affiliated Broker Commissions. For the fiscal year ended November 30, 2021, the Funds did not pay brokerage commissions to affiliated brokers.

Share Ownership. Although the Trust does not have information concerning the beneficial ownership of shares of the Funds held in the names of DTC Participants, the name, address and percentage ownership of each DTC Participant that owned of record 5% or more of the outstanding shares of each Fund as of March 1, 2022 is set forth below. Shareholders having more than 25% beneficial ownership of a Fund’s outstanding shares may be in control of that Fund and be able to affect the outcome of certain matters presented for a vote of shareholders. As of March 1, 2022, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund.

Fund	Participant Name and Address	Percentage of Ownership
ETC 6 Meridian Low Beta Equity Strategy ETF	Pershing LLC One Pershing Plaza Jersey City, NJ, 07399	98.11%
ETC 6 Meridian Mega Cap Equity ETF	Pershing LLC One Pershing Plaza Jersey City, NJ, 07399	97.48%
ETC 6 Meridian Small Cap Equity ETF	Pershing LLC One Pershing Plaza Jersey City, NJ, 07399	74.42%
ETC 6 Meridian Small Cap Equity ETF	BOFA Securities, Inc. One Bryant Park New York, NY, 10036	22.98%
ETC 6 Meridian Hedged Equity-Index Option Strategy ETF	Pershing LLC One Pershing Plaza Jersey City, NJ, 07399	96.38%
ETC 6 Meridian Quality Growth ETF	Pershing LLC One Pershing Plaza Jersey City, NJ, 07399	98.65%

Financial Information. If applicable, the Funds will furnish, without charge, a copy of their most recent annual report and semi-annual report to shareholders upon request. Requests for such reports should be made by calling 866-SIXM-ETF (749-6383), visiting the Funds’ website at https://www.6meridianfunds.com, or writing the Trust at Exchange Traded Concepts Trust, 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120.